UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 30, 2010

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

 500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:
(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2010, Genzyme Corporation (the “Company”) announced that Executive Vice President David P. Meeker, M.D. has been appointed Chief Operating Officer of the Company.    In this new role, Dr. Meeker will be responsible for the Company’s entire commercial organization, overseeing the Company’s business units, country management organization, and global market access functions.  Dr. Meeker’s appointment as Chief Operating Officer is effective April 1, 2010.

Dr. Meeker, 55, joined Genzyme in 1994 and has served as a corporate Executive Vice President since May 2008, during which time he held responsibility for the Company’s Genetic Diseases and Biosurgery businesses.  From May 2008 until March 2009, Dr. Meeker also had responsibility for the Company’s Transplant business.  In 2009, he was appointed to initiate the transformation of the Company’s global manufacturing and quality operations.  Dr. Meeker was President of the Genetic Diseases business from March 2003 until May 2008.  From May 2003 until May 2007, he also served as a corporate Vice President and from May 2007 to May 2008, as a corporate Senior Vice President.  Prior to 2003, Dr. Meeker held positions in the Company’s clinical affairs function and served as head of the Company’s Genetic Diseases and Thyrogen® (thyrotropin alfa for injection) businesses in Europe.  Before joining Genzyme, Dr. Meeker was director of the Pulmonary Critical Care Fellowship at the Cleveland Clinic.  He was also an assistant professor of medicine at Ohio State University.

Dr. Meeker does not have a written employment agreement and his compensation arrangements are determined by the Compensation Committee of the Company’s Board of Directors.  In connection with his appointment as Chief Operating Officer, the Compensation Committee determined that Dr. Meeker will receive an annual base salary of $600,000, effective April 1, 2010.  The Compensation Committee also increased the target awards that had previously been granted to Dr. Meeker under the Company’s Senior Executive Annual Incentive Plan and Senior Executive Long-Term Incentive Plan.

Item 8.01	Other Events.

On March 30, 2010, the Company announced that Executive Vice President David P. Meeker, M.D. has been appointed Chief Operating Officer of the Company.  A copy of the Company’s press release announcing Dr. Meeker’s appointment is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

99.1      Press Release of Genzyme Corporation dated March 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated:	March 30, 2010	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President,
Legal & Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Genzyme Corporation dated March 30, 2010.